United States
Securities and Exchange Commission
Washington D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2006

MTS Medication Technologies, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	000-16594	59-2740462

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2003 Gandy Boulevard North, Suite 800, St. Petersburg, Florida 33702

(Address of principal executive offices) (Zip Code)

(Registrant's telephone number, including area code):  (727) 576-6311

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-42(c))

Item  5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On May 31, 2006, MTS Medication Technologies, Inc. (the “Company”) was advised by Frank A. Newman that he did not wish to stand for re-election as a director of the Company at the 2006 Annual Meeting of the Company’s Stockholders (the “Meeting”). As a result, Mr. Newman will no longer be a director of the Company following the Meeting.

        On June 1, 2006, Irv I. Cohen accepted an invitation from the Company’s Board of Directors to become a director of the Company. Mr. Cohen is expected to serve on the Nomination, Audit and Compensation Committees on the Company’s Board of Directors. Mr. Cohen will be subject to election by the Company’s Stockholders at the Meeting. A copy of the Company’s June 5, 2006, news release announcing the election of Mr. Cohen is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this Form 8-K.

        On June 1, 2006 Michael P. Conroy was appointed as the Chief Financial Officer. On March 17, 2006, Mr. Conroy was appointed interim Chief Financial Officer after Michael Branca’s resignation until the Company named a replacement. A copy of the Company’s June 5, 2006, news release announcing the appointment of Mr. Conroy is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this Form 8-K.

        Mr. Conroy served as the Company’s Chief Financial Officer, Vice President and Secretary from August 1996 until August 2004. Prior to 1996, Mr. Conroy was President of CFO Financial Services, Inc. Mr. Conroy is a Certified Public Accountant.

Item  9.01    Financial Statements and Exhibits

                       (d)     Exhibits.

EXHIBIT	DESCRIPTION

99.1	Press Release of MTS Medication Technologies, Inc. dated June 5, 2006 (furnished pursuant to Item 5.02).

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS Medication Technologies, Inc.
(Registrant)

Date: June 5, 2006	By:	/s/ Todd E. Siegel
Todd E. Siegel
President and Chief Executive Officer